SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]    Preliminary Information Statement
[X]    Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                        AMERICAN TECHNOLOGIES GROUP, INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:


[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                        AMERICAN TECHNOLOGIES GROUP, INC.
                                   P.O. BOX 90
                           MONROVIA, CALIFORNIA 91016
                                 (626) 357-5000

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                          Monrovia, California
                                                          October 24, 2005

      This information statement has been mailed on or about October 24, 2005 to the stockholders of record on October 17, 2005 (the "Record Date") of American Technologies Group, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders of the Company holding a majority of the outstanding shares of common stock of the Company, dated as of September 28, 2005. The actions to be taken pursuant to the written consent shall be taken on or about November 14, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                            By Order of the Board of Directors,

                                            /s/ Dr. Gary Fromm
                                            Director and CEO

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED SEPTEMBER 28, 2005

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock of the Company dated September 28, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about November 14, 2005:

      1. Change the Company's name from American Technologies Group, Inc. to Omaha Holdings Corp.; and

      2. The Company will effect a one-for-300 reverse-split of the Company's common stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, the Company's authorized capitalization consisted of 1,000,000,000 shares of Common Stock, of which 831,322,014 shares were issued and outstanding as of the Record Date. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.

      Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of September 28, 2005 have voted in favor of the foregoing proposals by resolution dated September 28, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on November 14, 2005.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                          CHANGE OF THE COMPANY'S NAME

      On September 28, 2005, the stockholders holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to change the Company's name from American Technologies Group, Inc. to Omaha Holdings Corp.

      The Company is changing its name to Omaha Holdings Corp. to more accurately relect the Company's new business resulting from the acquisition of North Texas Steel Company, Inc.

                            ONE FOR 300 REVERSE SPLIT

      On September 28, 2005, the stockholders holding a majority of the outstanding shares of common stock of the Company authorized a reverse stock split pursuant to which each 300 currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of common stock (the "New Shares"). The reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its common stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of common stock, which may be issued.

      The one for 300 reverse stock split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 300 for 1. The authorized number of shares of common stock shall not be impacted by the reverse stock split. Accordingly, as a result of the reverse stock split, the Company will have 997,228,927 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the reverse stock split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

      The reverse stock split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the reverse split an additional full share of its common stock. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 831,322,014 to approximately 2,771,073.

      In addition, commencing with the effective date of the reverse stock split, all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options and warrants, one-three hundredth of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options or warrants. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding options and warrants and the conversion price for convertible debentures will be increased three hundred fold.

      Under the Nevada General Corporation Law, the state in which the Company is incorporated, the reverse stock split does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.

      Except for the following, there are currently no plans, arrangements, commitments or understandings, including definitive plans, arrangements, commitments or understandings in connection with a business combination or acquisition of any business or assets, for the issuance of the additional shares of Common Stock which will be available for issuance as a result of the reverse stock split:

      To obtain funding in connection with the acquisition of North Texas Steel Company, Inc. ("North Texas") the Company entered into various financing transactions and agreements pursuant to which the Company is committed to issuing shares of common stock. The following is a description of each of these transactions.

Laurus Financings

      Concurrently with the closing of the acquisition of North Texas, the Company entered into agreements with Laurus Master Funds, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

      o A secured convertible minimum borrowing note with a principal amount of $3,000,000;

      o     A secured  revolving  note  with a  principal  amount  not to exceed
            $7,000,000;

      o A secured convertible term note A with a principal amount of $3,000,000;

      o A secured convertible term note B with a principal amount of $2,000,000;

      o A common stock purchase warrant to purchase 859,534,884 shares of common stock of the Company, at a purchase price of $.0033 per share, exercisable until September 6, 2012; and

      o An option to purchase 3,102,000,000 shares of common stock of the Company, at a purchase price of $.00001 per share.

      Each of the securities issued to Laurus are convertible into shares of Series D Preferred Stock and the Series F Preferred Stock with respect to the secured convertible term note B, until such time that the Company amends its certificate of incorporation to provide for authorized but unissued shares of common stock. The shares of Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Company is permitted to borrow an amount based upon its eligible accounts receivable, as defined in the agreements with Laurus. The Company must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. The Company's obligations under all notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of Omaha and North Texas. The minimum borrowing notes, the secured revolving notes and the secured convertible term note A mature on September 6, 2008. Annual interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 8.25%, subject to certain downward adjustments resulting from certain increases in the market price of the Company's common stock. Interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is payable monthly in arrears on the first day of each month, commencing on October 1, 2005.

      The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on September 7, 2008. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the secured convertible minimum borrowing note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.00111, subject to adjustment as described below.

      The principal amount of the secured convertible term note A is repayable at the rate of $50,000 per month together with accrued but unpaid interest, commencing on January 1, 2006, which such principal payment increases to $98,275 on April 1, 2006. The monthly amounts shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the prepayment date (the "Laurus Trading Volume Limit"). In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and the Company will be required to pay off the remaining balance of the monthly amount. The secured convertible term note A may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the secured convertible term note A, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.0033, subject to adjustment as described below.

      The principal amount of the secured convertible term note B is repayable in full on March 6, 2007. Interest on the secured convertible term note B accrues at the rate of 12% during the first year outstanding and 18% thereafter until maturity. On the maturity date, all principal and interest shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the Laurus Trading Volume Limit. In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and the Company will be required to pay off the remaining balance of the monthly amount. The secured convertible term note B may be redeemed by the Company in cash by paying the holder 100% of the principal amount, plus accrued interest. The holder of the secured convertible term note B may require the Company to convert all or a portion of the secured convertible term note B, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.00111.

      Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

      Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of common stock of the Company which such restriction shall automatically become null and void following notice to the Company upon occurrence of an event of default under the agreements with Laurus or upon 75 days prior notice to the Company.

      The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by October 21, 2005, or declared effective by January 7, 2006, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

      The Company may prepay the notes held by Laurus together with a premium of 20% except that the B term note does not have a premium. In addition, the Company has granted Laurus a security interest in substantially all of the Company's assets and its subsidiaries' assets. Further, Laurus has a first lien on North Texas' property located at 412 West Bolt Street, Fort Worth Texas and 4410 Marsalis Street, Forth Worth, Texas and Laurus has obtained a first lien on real property owned by Patricia and Charles Matteson located at 160 Rose Hill Road, Southport, Connecticut in connection with the secured convertible term note B.

      The Company paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., equal to 3.75% of the total maximum funds borrowed under the Company's agreements with Laurus.

Gryphon Financing

      On September 7, 2005, in connection with the acquisition of North Texas, the Company entered into Security Agreements (the "Security Agreements") with GSSF Master Fund, L.P. ("GSSF") and Gryphon Master Fund L.P. ("GMF") for the sale of an aggregate of (i) $500,000 in convertible term notes (the "Gryphon Term Notes"), (ii) common stock purchase warrants to purchase 1,799,964,264 shares of common stock of the Company (the "Gryphon Warrants") and (iii) options to purchase 280,500,000 shares of common stock of the Company (the "Gryphon Options"). GSSF and GMF are hereinafter collectively referred to as "Gryphon". The Gryphon Notes, the Gryphon Warrants and the Gryphon Options are convertible into shares of Series F Preferred Stock until such time that the Company amends its certificate of incorporation to provide for authorized but unissued shares of common stock and the shares of Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Gryphon Notes bear interest at 12%, mature one year from the date of issuance, and are convertible into the Company's common stock, at Gryphon's option, at a conversion price of $.00111. Based on this conversion price, the Gryphon Notes in the amount of $500,000 excluding interest, are convertible, upon the Company increasing its authorized shares of common stock, into 450,450,450 shares of the Company's common stock. On the maturity date of the Gryphon Notes, the Gryphon Notes shall automatically convert into shares of common stock in the event that the average market price for the five days preceding the maturity date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the maturity date (the "Trading Volume Limit"). In the event that the conversion exceeds the Trading Volume Limit, then Gryphon will only be required to convert the portion of the Gryphon Notes up to the Trading Volume Limit and the Company will be required to pay off the remaining balance.

      The Company may prepay the Gryphon Notes. In addition, the Company has granted Gryphon a security interest in substantially all of the Company's assets as well as registration rights. Gryphon's rights to any security interest are subordinated to that of Laurus Master Fund, Ltd.

      The Gryphon Warrants are exercisable from the date of issuance through February 28, 2007 at an exercise price of $0.00111 per share. The Gryphon Options are exercisable at an exercise price of $.00001 per share.

      Gryphon has contractually agreed to restrict their ability to convert or exercise the Gryphon Notes, the Gryphon Warrants and Gryphon Options and receive shares of the Company's common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

      As of the date hereof, the Company is obligated on $500,000 in face amount of Gryphon Notes issued to Gryphon. The Gryphon Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

      The Gryphon Notes, the Gryphon Warrants and Gryphon Options were offered and sold to Gryphon in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. GSSF and GMF are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Nite Capital Financing

      On September 7, 2005, Nite Capital LP ("Nite") purchased 1,500 shares of Series E Convertible Preferred Stock for an aggregate purchase price of $150,000. Each shares of Series E Convertible Preferred Stock shall be convertible into shares of common stock equal to the stated value of $100 divided by the conversion price of $.0011. The shares of Series E Preferred Stock are not convertible until such time that the Company has amended its charter to provide authorized but unissued shares of common stock. The holders of the Series E Preferred Stock are entitled to receive dividends upon the declaration of a dividend to the common stock holders. However, the payments of such dividend are subject to the payment of dividends on the Series D Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock shall be entitled to receive payments prior to any other securities except that the Series D Preferred Stock shall rank senior to that of the Series E Preferred Stock. The holders of Series E Preferred Stock have no voting rights unless such vote directly impacts the rights of the holders of the Series E Preferred Stock.

      The shares of Series E Preferred Stock were offered and sold to Nite in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Nite is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Luther Consulting Agreement

      In connection with the closing of the acquisition of North Texas, the Company entered into a consulting agreement with Luther Capital Management, Inc. ("Luther Capital") Pursuant to the consulting agreement, in consideration for providing valuable services to the Company in connection with the acquisition of North Texas, the Company has agreed to issue Luther Capital and its designees, an aggregate of 1,268,245,476 shares (the "Luther Shares") of common stock of the Company. The issuance of the Luther Shares are subject to the Company filing an amendment to its certificate of incorporation increasing its authorized shares of common stock. In addition to other designations, Luther Capital transferred 143,788,528 shares of common stock to Dr. Fromm.

      The shares of common stock to be issued and sold to Luther Capital are to be issued in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Luther Capital is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

                         Federal Income Tax Consequences

      The Company believes that the Federal income tax consequences of the reverse stock split to holders of common stock will be as follows:

            (i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

            (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

            (iii) Except as  explained in (v) below,  the holding  period of the
                  New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

            (iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

            (v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

                  The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

                  The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he/she resides. Shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of September 29, 2005 with respect to the beneficial ownership of the outstanding common stock by
(i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group.

---------------------------------------- -------------------------------------- --------------------------------------
Name and address                         Amount and Nature of Beneficial        Percent of Class
                                         Ownership
---------------------------------------- -------------------------------------- --------------------------------------
Dr. Gary Fromm(1)(2)                                               369,618,546                                  44.5%

---------------------------------------- -------------------------------------- --------------------------------------
William N. Plamondon, III (1)(2)                                           -0-                                  0.00%

---------------------------------------- -------------------------------------- --------------------------------------
Barry Ennis(4)                                                             -0-                                  0.00%

---------------------------------------- -------------------------------------- --------------------------------------
The Keshet Fund LP                                                 176,903,638                                  21.3%
825 Third Avenue, 14th Floor
New York, New York 10022
---------------------------------------- -------------------------------------- --------------------------------------
Keshet, L.P.                                                       124,569,068                                  15.0%
825 Third Avenue, 14th Floor
New York, New York 10022
---------------------------------------- -------------------------------------- --------------------------------------
All officers and directors as a group                              369,618,546                                  44.5%
---------------------------------------- -------------------------------------- --------------------------------------

(1) Executive officer and/or director of the Company.

(2) The address of this person is c/o American Technologies Group, Inc., P.O. Box 90, Monrovia, CA 91016.

(3) Based on 831,322,014 shares of common stock outstanding.

(4) President of North Texas Steel Company, Inc.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the fiscal year ended July 31, 2004 and its quarterly report on Form 10-QSB for the fiscal quarter ended April 30, 2005 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Gary Fromm, CEO, American Technologies Group, Inc., P.O. Box 90, Monrovia, California 91016; (626) 357-5000.


                                  EXHIBIT INDEX

Exhibit A         Certificate of Amendment to the Certificate of Incorporation


                                          By Order of the Board of Directors,

                                          /s/ Dr. Gary Fromm

                                          Dr. Gary Fromm Director

Monrovia, California
October 24, 2005

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN TECHNOLOGIES GROUP, INC.

      American Technologies Group, Inc., (the "CORPORATION") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolutions:

      "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article I of the Certificate of Incorporation be superceded and replaced as follows:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article IV of the Certificate of Incorporation amended to insert section (B) of Article IV as follows:

                  (b) Upon effectiveness of a one-for-300 reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from _________ prior to the reverse split to ____________ following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

      RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability."

      SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section
78.320 of the General Corporation Law of the State of Nevada.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this __ day of ______ 2005.


                                      By:___________________________
                                      Name:
                                      Title: